UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 17, 2013

TRUE RELIGION APPAREL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2263 East Vernon Avenue

Vernon, California 90058

(Address of Principal Executive Offices, Zip Code)

(323) 266-3072

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On July 17, 2013, True Religion Apparel, Inc., which we refer to as the Company, and TowerBrook Capital Partners agreed on a settlement in principle with the plaintiffs in In re True Religion Apparel, Inc. Shareholder Litigation, C.A. No. 8598-VCG, currently pending in the Delaware Court of Chancery.  The settlement remains subject to appropriate documentation by the parties and approval by the court.

As part of the settlement, the Company agreed to make the disclosures set forth in this Form 8-K.  Information concerning the proposed merger is set forth in, or incorporated by reference into, the definitive proxy statement dated June 27, 2013 related to the special meeting of stockholders of the Company, which we refer to as the Proxy Statement.  The Proxy Statement is supplemented by, and should be read as part of and in conjunction with, the information set forth in this Form 8-K. Capitalized terms used in this Form 8-K but not otherwise defined herein have the meanings ascribed to those terms in the Proxy Statement.  Nothing in this Form 8-K or any stipulation of settlement or related memorandum of understanding shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

Supplemental Disclosures

The Merger — Background of the Merger

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “The Merger—Background of the Merger” on page 28 by adding the following sentence after the last sentence of the last full paragraph on such page (concerning the calling of a special meeting of the Board to discuss the establishment of a special committee):

“Over the prior months, the independent, non-management members of the Board had been meeting periodically to discuss the Company’s challenges and the direction of the Company, and the Board agreed that it would be natural and in the best interests of the Company for the special committee to consist of this same working group.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “The Merger—Background of the Merger” on page 29 by adding the following sentence before the first full sentence on such page (concerning the determination to formally engage a financial advisor):

“Following the formation of the Special Committee, Mr. Lubell only participated in discussions with parties interested in a potential transaction with the Company with the approval of, and at the direction of, the Special Committee, and Mr. Lubell did not participate in the decisions of the Special Committee.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “The Merger—Background of the Merger” on page 29 by adding the following sentence after the first full sentence on such page (concerning the determination to formally engage a financial advisor):

“Further, in light of these factors, the Board did not see the need to formally consider engaging any financial advisors other than (or in addition to) Guggenheim Securities at this time.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “The Merger—Background of the Merger” on page 31 by adding the following sentence after the first sentence of last full paragraph on such page (concerning the parties contacted by Guggenheim Securities):

“Guggenheim Securities selected this group of parties based on the Special Committee’s directions to contact both strategic and financial parties with the resources and ability to consummate an acquisition of the Company.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “The Merger—Background of the Merger” on page 37 by adding the following sentence after the fourth sentence of last full paragraph on such page (concerning the potential for an acquisition by the Company of Party K):

“It was noted that a PIPE investment would be dilutive to the Company’s existing stockholders and would not address a number of the strategic issues facing the Company.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “The Merger—Background of the Merger” on page 38 by adding the following sentence after the last sentence of the last full paragraph on such page (concerning the discussion involving Ms. Koplin, Mr. Collins and the Special Committee):

“The strategic initiatives and proposed changes that were discussed included, among other things,  (i) restructuring of the Company’s design team, (ii) building a global merchandising team, (iii) the merging of the Company’s pre-production functions into product development and sourcing teams, (iv) building a global planning department for merchandise planning, (v) building a marketing department, (vi) expanding the Company’s product line, (vii) implementing other department head restructuring and (viii) various proposals to reconfigure the Company’s international strategy and marketing efforts.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “The Merger—Background of the Merger” on page 40 by adding the following sentence after the last sentence of the last full paragraph on such page (concerning the appointment of Ms. Koplin as Interim Chief Executive Officer of the Company):

“Ms. Koplin and TowerBrook did not engage in any negotiations regarding Ms. Koplin’s employment following the Closing prior to the execution of the Merger Agreement, and as of the date of this Proxy Statement they have not entered into any agreement with respect to her post-Closing employment.”

The Merger — Opinion of Guggenheim Securities, LLC

The following disclosures supplement the discussion in the section of the Proxy Statement captioned “The Merger—Opinion of Guggenheim Securities” on page 56 regarding Guggenheim Securities’ discounted cash flow analysis:

“Guggenheim Securities used the Company’s Bloomberg historical five-year average adjusted beta, its Bloomberg historical two-year average adjusted beta and its Barra predicted betas (both current and over time) in calculating the Company’s cost of equity because, in Guggenheim Securities’ professional judgment, it is customary and appropriate to use these inputs in calculating a company’s cost of equity.”

“Guggenheim Securities applied a 2.46% liquidity premium as per Ibbotson’s 2013 SBBI Valuation Yearbook in calculating the Company’s cost of equity because, in Guggenheim

Securities’ professional judgment, it is customary and appropriate to use this input in calculating a company’s cost of equity.”

“‘Mid-year convention’ refers to discounting a full year of cash flow in a discounted cash flow (‘DCF’) analysis from the midpoint of the year rather than at the end of the year.  Guggenheim Securities used the mid-year convention in its DCF analysis because it more accurately reflects the present value of future cash flows since cash flows are actually earned throughout the year rather than at the end of the year.”

“Guggenheim Securities applied an illustrative range of perpetual growth rates of 1.0-3.0% in the DCF analysis.  Guggenheim Securities estimated the Company’s perpetual growth rate based on its professional judgment and prior experience after reviewing a number of factors including, among other things, the Company’s historical and projected financial performance, industry growth projections, total retail store potential, market data and macroeconomic factors.”

“The terminal LTM EBITDA multiples disclosed in the proxy were implied by the range of terminal values calculated in the DCF analysis based on the Company’s normalized unlevered free cash flow at the end of the projection period and the range of discount rates and perpetual growth rates used in the DCF analysis.”

“The Company does not have accrued net operating losses and, therefore, no related adjustment was required in the DCF analysis.”

“Guggenheim Securities calculated unlevered free cash flows using inputs provided by the Company.”

The following disclosures supplement the discussion in the section of the Proxy Statement captioned “The Merger—Opinion of Guggenheim Securities” beginning on page 56 regarding Guggenheim Securities’ discounted cash flow sensitivity analysis:

“The key variables sensitized as part of the DCF sensitivity analysis were (1) total store count, (2)  the growth rate in consumer direct same store sales, wholesale and international sales and (3) EBITDA margins.”

“The Company’s Five Year Plan contemplates a total of 187 stores in operation at the end of the Five Year Plan and a cumulative annual same store sales, wholesale and international growth rate during the Five Year Plan of 2.9%.”

“The sensitivity analysis was performed to illustrate for the Special Committee and the Board the impact on the DCF valuation resulting from changes in the aforementioned variables in the Five Year Plan.”

The following disclosures supplement the discussion in the section of the Proxy Statement captioned “The Merger—Opinion of Guggenheim Securities” beginning on page 57 regarding Guggenheim Securities’ precedent merger and acquisition transaction analysis:

“Guggenheim Securities used LTM EBITDA and forward 12-month EBITDA multiples in its precedent transaction analysis.  LTM EBIDTA multiples are not dependent on the target company’s projections and provide a more robust data set for comparison purposes because a forward 12-month EBITDA is not available for all companies.  In fact, such data was not available for three of the transactions in the relevant data set.  Forward EBITDA multiples are used because these multiples incorporate the impact of the subject company’s near term growth prospects.”

“The transactions were selected by Guggenheim Securities as companies principally operating as specialty retailers primarily in U.S. malls serving customers generally similar to the Company’s core customers or because a significant portion of their sales are in the premium denim category, as disclosed on page 55 of the Proxy Statement.  No other criteria were used by Guggenheim Securities in selecting the peer companies.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “The Merger—Opinion of Guggenheim Securities” beginning on page 59 regarding Guggenheim Securities’ leveraged buyout analysis:

“Guggenheim Securities determined the IRR used in the Leveraged Buyout Analysis based on its professional judgment and experience in transactions of this type, size and risk profile.  Guggenheim Securities determined the equity compensation assumptions used in the Leveraged Buyout Analysis based on information included in TowerBrook’s initial indication of interest to the Company and its experience in comparable situations.”

The following disclosures supplement the discussion in the section of the Proxy Statement captioned “The Merger—Opinion of Guggenheim Securities” beginning on page 59 regarding Guggenheim Securities’ leveraged buyout sensitivity analysis:

“The sensitivity analysis was performed to illustrate for the Special Committee and the Board the impact on the LBO analysis resulting from changes in the aforementioned variables in the Five Year Plan.”

“The phrases ‘at a constant rate’ and ‘linearly’ are used synonymously in the Proxy Statement.  ‘At a constant rate’ should be read as ‘linearly.’”

The following disclosures supplement the discussion in the section of the Proxy Statement captioned “The Merger—Opinion of Guggenheim Securities” beginning on page 60 regarding Guggenheim Securities’ premia paid analysis:

“The Premia Paid Analysis compares the purchase price received by target shareholders in prior retail transactions relative to each such company’s market price at various points in time prior to the first public disclosure of each transaction, expressed as a percentage increase.  This analysis does not include valuation multiples.”

“Guggenheim Securities believes that recent transactions are more relevant to its analyses than older transactions, and prefers to limit its consideration to recent transactions when the number of such transactions provides an adequate basis to support an analysis.  Guggenheim Securities did not review transactions that occurred before 2011 for purposes of the premia analysis because Guggenheim Securities believed that the transactions involving U.S. retail targets announced after January 1, 2011 provided an adequate number of reference points to support its analysis.”

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of the Company by affiliates of TowerBrook Capital Partners. In connection with the proposed merger transaction, the Company has filed with the SEC a definitive proxy statement dated June 27, 2013 and furnished a copy of the definitive proxy statement to the Company’s stockholders . BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. The Company’s stockholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the Company’s stockholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://phx.corporate-ir.net/phoenix.zhtml?c=140884&p=irol-irhome or by directing a request to: True Religion Apparel Inc., 2263 East Vernon Avenue, Vernon, California 90058, ATTN: Corporate Secretary, (323) 266-3072.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger are set forth in the definitive proxy statement and the other relevant documents filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 18, 2013	TRUE RELIGION APPAREL, INC.

	By:	/s/ Peter F. Collins
	Name:	Peter F. Collins
	Title:	Chief Financial Officer